                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT


                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Display Technologies, Inc.
                          --------------------------
               (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

                          DISPLAY TECHNOLOGIES, INC.
                             5029 Edgewater Drive
                            Orlando, Florida 32810

                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

Time:     9:30 a.m. (local time), Thursday, November 18, 1999
Place:    Holiday Inn Orlando North, 626 Lee Road, Orlando, Florida 32810
Agenda:   To consider and act upon the following:

  1.  The election of the following persons to the Board of Directors:

       To serve until the 2000 annual meeting of shareholders:

               Gary D. Bell              Lester Jacobs
               Kevin L. Jackson          Robert M. Smither, Jr.

       To serve until the 2001 annual meeting of shareholders:

               Gary J. Arnold            Larry L. Johnson
               Thomas N. Grant           William A. Retz

       To serve until the 2002 annual meeting of shareholders:

               J. William Brandner       Lou A. Papais
               Terry J. Long             J. Melvin Stewart

  2.   Approval of the Company's 1999 Stock Incentive Plan;

  3. Ratification of the appointment of BDO Seidman LLP as independent auditors of the Company for the 2000 fiscal year;

  4 The transaction of such other business as may properly come before the meeting and any adjournments of it.

Record Date:   Holders of common stock of the Company at the close of business on September 27, 1999 are entitled to vote.

The attached proxy statement contains more information about the agenda.

                                    By Order of the Board of Directors

Orlando, Florida                    MARSHALL S. HARRIS
October 1, 1999                     Secretary


                         WE URGE YOU TO GRANT A PROXY.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                          DISPLAY TECHNOLOGIES, INC.


                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD AT 9:30 A.M. NOVEMBER 18, 1999
                       AT THE HOLIDAY INN ORLANDO NORTH
                     626 LEE ROAD, ORLANDO, FLORIDA 32810


                                 INTRODUCTION

We are furnishing this proxy statement to our shareholders in connection with our 1999 annual meeting of shareholders.

Our Board of Directors is soliciting your proxy to vote your shares of the Company's common stock ("Company Stock") or Series A preferred stock at the annual meeting. These proxy materials, which have been prepared by our management for the Board, are first being sent to our shareholders on or about October 1, 1999.

"We," "our" and the "Company" each refers to Display Technologies, Inc. The mailing address of our principal executive office is 5029 Edgewater Drive, Orlando, Florida 32810.

VOTING

You are entitled to vote your Company Stock at the annual meeting if our records show that you held your shares as of the close of business on September 27, 1999, the date our Board has selected as the record date for this meeting. At that time, a total of 7,318,464 shares of Company Stock and 50,000 shares of Series A preferred stock were outstanding and entitled to vote. Each share of Company Stock has one vote. The Series A preferred stock is convertible into Company Stock at the present conversion price of $3.50 per share. Holders of Series A preferred stock have the right to vote with holders of Company Stock on an "as converted" basis, i.e., each share of Series A preferred stock represents
28.57 votes. The accompanying proxy card shows the number of shares you are entitled to vote.

Shareholders at the annual meeting will consider the election of directors and the other items listed on the preceding page. You can vote in favor of all nominees for director or you can withhold your vote from some or all of the nominees. For all other proposals, you may vote for or against, or you may abstain from voting.

You can vote in person at the annual meeting, or you can grant a proxy by signing, dating and returning the proxy card in the postage-paid envelope provided. Check your proxy card or the information forwarded by your bank, broker or other holder of record for instructions. (A shareholder of record is one whose stock is registered in the name of that shareholder.)

Your shares will be voted as you instruct. The persons named as proxies on the proxy card will vote as recommended by our Board of Directors on any matter for which you have not given instructions. The Board's recommendations appear on page 3.

We are not aware of any other matters to be presented at the annual meeting except for those described in this proxy statement. If any other matters properly come before the annual meeting, your shares will be voted in the discretion of the persons named as proxies on the proxy card.

If the annual meeting is adjourned, your shares will be voted when the meeting is reconvened as well, unless you have revoked your proxy.

REVOKING YOUR PROXY

You can revoke your proxy and change your votes any time before your proxy is voted. There are three ways to do this:

     (1) Give written notice of revocation to the Secretary of the Company prior to the annual meeting;

     (2) Change your vote by granting a later-dated proxy (you can sign, date and deliver a later-dated proxy card prior to the meeting); or

     (3)  Come to the annual meeting and vote your shares in person.

QUORUMS AND VOTE COUNTING

The annual meeting requires the presence of a quorum, which for this meeting means a majority of the shares issued and outstanding at the record date. If you grant a proxy or attend the meeting in person, your shares will be counted to determine whether a quorum is present, even if you abstain from voting on some or all matters introduced at the meeting. "Broker nonvotes" also count for quorum purposes. If you hold your shares through a broker, bank or other nominee, generally the nominee may vote the shares it holds for you in accordance with your instructions. However, if the nominee has not received your instructions within 10 days of the meeting, the nominee may vote in its discretion only on matters that are considered routine. If a nominee cannot vote on a particular matter because it is not routine, there is a "broker nonvote" on that matter.

The 12 nominees for director who receive the highest vote totals will be elected as directors. All other matters must be approved by a majority of the votes cast by the holders of Company Stock who are present or represented and entitled to vote at the annual meeting. Abstentions and broker nonvotes are counted as present and entitled to vote, but they are not counted as votes for or against any proposal.

COSTS OF PROXY SOLICITATION

We are paying the costs of the proxy solicitation. Morrow & Co. is our proxy solicitor. We expect Morrow & Co.'s fees and expenses for its services to be approximately $8,000. Proxy solicitation costs also will include charges of brokers, banks, fiduciaries and custodians for forwarding proxy materials to their principals and obtaining their proxies. Additionally, some of our directors, officers or employees may solicit proxies by mail, telephone or personal contact. None of these solicitors will receive any additional or special compensation for doing this.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

FOR the election of the following persons to the Board of Directors to serve until the 2000 annual meeting of shareholders:

               Gary D. Bell              Lester Jacobs
               Kevin L. Jackson          Robert M. Smither, Jr.

     to serve until the 2001 annual meeting of shareholders:

               Gary J. Arnold            Larry L. Johnson
               Thomas N. Grant           William A. Retz

     to serve until the 2002 annual meeting of shareholders:

               J. William Brandner       Lou A. Papais
               Terry J. Long             J. Melvin Stewart

FOR approval of the Company's 1999 Stock Incentive Plan;

FOR ratification of BDO Seidman, LLP's appointment as independent auditors of the Company for the 2000 fiscal year.


                             PRINCIPAL SHAREHOLDERS

The identity of every person or entity known to us to beneficially own more than five percent (5%) of the Company Stock at September 27, 1999 appears below.

NAME AND ADDRESS                          NUMBER OF SHARES         PERCENT OF
OF BENEFICAL OWNER                        BENEFICIALLY OWNER/1/    CLASS/1/2/
-------------------                       ---------------------    ------------
Lou A. Papais                                   1,128,771              15.4%
3133 North Ad Art Road
Stockton, CA 95215

Raymond James Capital Partners, L.P.          1,262,857/3/             14.7%
880 Carillon Parkway
St. Petersburg, FL 33716

Renaissance Capital Growth
    & Income Fund III, Inc.                             706,896/4/         8.9%
808 North Central Expressway
Suite 210-LB59
Dallas, TX 75206

Renaissance U.S. Growth & Income Trust PLC              706,196/4/         8.9%
808 North Central Expressway
Suite 210-LB59
Dallas, TX 75206

J. Melvin Stewart                                       597,394/5/         8.0%
2201 Cantu Court, Suite 217
Sarasota, FL 34232

Terry J. Long                                           387,193/6/         5.2%
3133 North Ad Art Road
Stockton, CA 95215

_______________________

     /1/ Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of securities within 60 days, including without limitation, through the exercise of any option, warrant or conversion of a security.

     /2/  Based upon 7,318,464 shares of Company Stock issued and outstanding.

     /3/ Includes: (a) 1,142,857 shares of Company Stock issuable upon conversion of 40,000 shares of the Company's Series A Convertible Preferred Stock prior to July 30, 2004 at the present conversion price of $3.50 per share; and (b) 120,000 shares of Company Stock issuable upon exercise of common stock purchase warrants prior to July 30, 2004 at the present exercise price of $3.50 per share.

     /4/ Includes, with respect to each such entity: (a) 142,857 shares of Company Stock issuable upon conversion of 5,000 shares of the Company's Series A Convertible Preferred Stock prior to July 30, 2004 at the present conversion price of $3.50 per share; (b) 15,000 shares of Company Stock issuable upon exercise of the Company's common stock purchase warrants prior to July 30, 2004 at the present exercise price of $3.50 per share; (c) 386,842 shares of Company Stock issuable upon conversion of the Company's 8.75% Convertible Debentures Due March 2, 2005 at the present conversion price of $4.52; and (d) 105,000 shares of Company Stock issuable upon exercise of common stock purchase warrants prior to March 2, 2005 at the present exercise price of $4.11 per share.

     /5/ Includes: (a) 127,339 shares purchasable within 60 days of the record date upon exercise of employee stock options; (b) 320,250 shares held in a voting trust among Mr. Stewart, his six children and a trust for the benefit of a grandchild which has a term of 10 years commencing May 19,1998 and under which Mr. Stewart serves as sole trustee and has full voting power with respect to such shares; (c) 123,751 shares held in a trust of which Mr. Stewart is the sole trustee and beneficiary; and (d) 17,872 shares held in a trust of which he is the sole trustee and the sole beneficiary is his spouse, Nancy W. Stewart.

     /6/ Includes 105,000 shares issuable within 60 days of the record date upon exercise of employee stock options.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

NOMINEES

Our Board of Directors currently has 12 members. Our Bylaws were amended August 27, 1999 to provide for directors to be elected in three classes, with the classes being as equal in number as practicable, for staggered terms of three years each. Accordingly, our shareholders are being asked to elect directors in all three classes at the annual meeting.

The Board has nominated Gary D. Bell, Kevin L. Jackson, Lester Jacobs and Robert
M. Smither, Jr. for a term expiring at our 2000 annual meeting of shareholders.

The Board has nominated Gary J. Arnold, Thomas N. Grant, Larry L. Johnson and William A. Retz for terms expiring at our 2001 annual meeting of shareholders.

The Board has nominated J. William Brandner, Terry J. Long, Lou A. Papais and J. Melvin Stewart for terms expiring at our 2002 annual meeting of shareholders.

Each of the nominees has consented to serve if elected. If before the annual meeting any of them becomes unable to serve or chooses not to serve, the Board may nominate a substitute, and if that happens, the persons named as proxies in the proxy card will vote for the substitute. Alternatively, the Board could either choose to let the vacancy stay unfilled until an appropriate candidate is located, or to reduce the size of the Board to eliminate the unfilled seat.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company recommends that you vote FOR the election of Gary D. Bell, Kevin L. Jackson, Lester Jacobs and Robert M. Smither, Jr. as directors to hold office until the 2000 annual meeting of shareholders, that you vote FOR the election of Gary J. Arnold, Thomas N. Grant, Larry L. Johnson and William A. Retz as directors to hold office until the 2001 annual meeting of shareholders, and that you vote FOR the election of J. William Brandner, Terry
J. Long, Lou A. Papais and J. Melvin Stewart as directors to hold office until the 2002 annual meeting of shareholders, all until their respective successors are elected and qualified.

INFORMATION CONCERNING DIRECTORS

Information regarding the principal occupations (which have continued for at least the past five years unless otherwise noted) of the directors and nominees for directors, as well as certain other information, is set forth below. The information is given as of the date of this proxy statement.

                  NOMINEES FOR ELECTION TO TERM EXPIRING 2000

GARY D. BELL.............     50, has served as a Director since October 1995.
(PHOTO OF GARY D. BELL)       He also serves as President and Chief Executive
                              Officer of our subsidiary Don Bell Industries,
                              Inc.






KEVIN L. JACKSON.........     38, has served as President and Chief Executive
(PHOTO OF KEVIN L.            Officer of Advanced Information Systems Group,
 JACKSON)                     Inc., a computer systems integrator, since 1992.

LESTER JACOBS............     61, has served as a Director and a member of the
(PHOTO OF LESTER JACOBS)      Audit Committee since October 1997. He served as a
                              member of the Compensation Committee from October
                              1997 to August 1999, at which time he was appointed to serve as a member and Chairman of the Nominating Committee. Mr. Jacobs has served as
                              Chairman of C 12 Group since 1992, an interactive peer study and support system for individuals who own or are chief executive officers of small-to medium-sized businesses in the Florida cities of Tampa, Bradenton and Sarasota, and in Houston,
                              Texas. J. Melvin Stewart is a member of the C 12
                              Group in Sarasota, Florida.



ROBERT M. SMITHER, JR....     45, has served as a Director and member of the
(PHOTO OF ROBERT M.           Compensation Committee since October 1995. Mr.
SMITHER)                      Smither has also served as a member and Chairman
                              of the Audit Committee since March 1996 and has been Vice President and Treasurer of Worrell
                              Enterprises, Inc. since before 1990.

                  NOMINEES FOR ELECTION TO TERM EXPIRING 2001


GARY J. ARNOLD...........     44, is a full-time investor, an activity he
(PHOTO OF GARY J. ARNOLD)     engaged in beginning in June 1997 after a
                              successful 20 year career as a Certified Public
                              Accountant and business executive. He is also founder and Managing Director of Sarasota
                              Ventures, LLC, a venture capital firm, formed in August 1999, which offers early stage financing and consulting services to high-tech companies in the Southeastern United States. From January 1998 to February 1999, Mr. Arnold also served as Vice
                              President and Corporate Controller of Beall's,
                              Inc., a national retailer. From December 1994 to May 1997, he served as Vice President and Corporate Controller of Boston Scientific
                              Corporation, a Fortune 500 manufacturer of high-tech medical devices.



THOMAS N. GRANT..........     53, has served as a Director, as a member and
(PHOTO OF THOMAS N. GRANT)    Chairman of the Compensation Committee of the
                              Board of Directors since October 1995, as a member of the Audit Committee from March 1996 until October 1997, and as a member of the Executive
                              Committee since October 1997. Since January 1997,
                              Mr. Grant has been First Vice President, Financial
                              Institutions, SunTrust Bank, Central Florida, N.A.
                              From 1993 to 1996, he served as Senior Vice
                              President and Senior Lending Officer of The Bank of Winter Park, Winter Park, Florida.

LARRY L. JOHNSON..............    39, has served as President and Chief
(PHOTO OF LARRY L. JOHNSON)       Executive Officer of our subsidiary Lockwood
                                  Sign Group, Inc. and its predecessor since
                                  1992.



WILLIAM A. RETZ...............    59, Rear Admiral USN (Ret.), is a self-
(PHOTO OF WILLIAM A. RETZ)        employed consultant. He has served as a
                                  Director and member of the Audit and
                                  Compensation Committees since October 1997. He has also served since 1996 as Vice President, Government Services, for Aramark Corp., a large privately-held company which provides food and other services to a variety of industries. Admiral Retz served in the United
                                  States Navy from 1963 to 1995 with a variety of sea commands and shore assignments, including several U.S. Navy personnel management positions and command of naval bases, including closure of the U.S. Navy base in Philadelphia, Pennsylvania.

                  NOMINEES FOR ELECTION TO TERM EXPIRING 2002


J. WILLIAM BRANDNER...........    62, has served as President and Chief
(PHOTO OF J. WILLIAM BRANDNER)    Executive Officer and as a Director since
                                  April 1994, and also serves as a member and Chairman of the Executive Committee and as a member of the Nominating Committee. From April
                                  1991 to July 1993, Mr. Brandner served as
                                  Chairman and President of American Integrity
                                  Corporation, a public insurance holding
                                  company with revenues of more than $100
                                  million. From July 1971 to October 1990, Mr.
                                  Brandner served as Vice Chairman, Director and in various other senior executive positions with Harcourt Brace Jovanovich, Inc., a $1.8 billion diversified public company with publishing, insurance and theme park operations.



TERRY J. LONG.................    54, has served as a Director since February
(PHOTO OF TERRY J. LONG)          1998. He has served as President and Chief
                                  Executive Officer of our subsidiary Ad Art
                                  Electronic Sign Corporation and its
                                  predecessor companies since 1985.

LOU A. PAPAIS.................    73, has served as a Director, as a member of
(PHOTO OF LOU A. PAPAIS)          the Nominating Committee, and as a consultant
                                  to Ad Art Electronic Sign Corporation since
                                  February 1998. Mr. Papais founded Ad Art's predecessor with his brother John in 1958 and was its principal shareholder prior to its acquisition by the Company.


J. MELVIN STEWART.............    80, has served as a Director of the Company
(PHOTO OF J. MELVIN STEWART)      since February 1994 and as Chairman of the
                                  Board since September 29, 1994. He also serves as a member of the Executive Committee and the Nominating Committee, and serves as Chairman of the Board, President and Chief Executive
                                  Officer of our subsidiaries J.M. Stewart
                                  Corporation and J.M. Stewart Industries, Inc.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Our Board of Directors has established four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating Committee.

The Executive Committee, between meetings of the Board of Directors, may exercise the powers of the Board of Directors, except with respect to a limited number of matters, such as amending the articles of incorporation or the bylaws of the Company and recommending to the shareholders of the Company a merger of the Company, the sale of all or substantially all of the assets of the Company, or the dissolution of the Company. Members are J. William Brandner (Chairman), Gary J. Arnold, Thomas N. Grant, Lou A. Papais and J. Melvin Stewart. The Executive Committee met once and took action by written consent on three occasions in fiscal 1999.

The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company. It also reviews with the independent auditors the scope and results of the audits, reviews the adequacy and effectiveness of the Company's internal controls, reviews the quality and integrity of the Company's annual and interim external financial reports, reviews the professional services furnished by the independent auditors to the Company, and handles any other matters the Board deems appropriate. Members are Robert A. Smither (Chairman), Kevin L. Jackson, Lester Jacobs and William A. Retz. The Audit Committee met once in fiscal 1999.

The Compensation Committee reviews and approves all salary arrangements, including annual and long-term incentive awards and other remuneration, for officers of the Company and certain officers of subsidiaries. It also is responsible for administration of the Company's stock option and other compensation plans. Members are Thomas N. Grant (Chairman), Gary J. Arnold, Kevin L. Jackson, William A. Retz, and Robert A. Smither. The Compensation Committee met three times and took action by written consent once in fiscal 1999.

The Nominating Committee considers candidates for election to the Board and makes recommendations for Board nominees to the full Board. In order for the Nominating Committee to consider shareholder recommendations for nominees, such shareholder recommendations must be received in writing by the President of the Company not less than 120 days prior to the annual meeting of shareholders. Members are Lester Jacobs (Chairman), J. William Brandner, Lou A. Papais and J. Melvin Stewart. The Nominating Committee met once during fiscal 1999.

In fiscal 1999, the Board of Directors held five meetings. Each director attended at least 75 percent of the total of all meetings of the Board and each committee on which he served.

COMPENSATION OF DIRECTORS

We pay outside directors (directors who are not officers, employees or consultants) meeting fees of $1,000 for each meeting of the Board attended. During fiscal 1999, we paid the directors a total of $17,000 in fees. Each director is entitled to be reimbursed for reasonable expenses of attending a meeting of the Board or a Board committee.

In accordance with the requirements of our 1992 stock option plan, in 1999 each nonemployee director was granted an option to purchase 10,500 shares of Company Stock at the exercise price of $5.06 per share. The options are exercisable until November 16, 2008, or for shorter periods following the director's death or disability.

                 SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

The following table shows the number of shares of Company Stock owned beneficially by each director, each nominee for director, each other "named executive officer" (see "Executive Compensation -- Summary of Cash and Certain Other Compensation" below), and by all directors and executive officers as a group. The amounts are as of September 27, 1999 except as otherwise indicated. All persons shown in the table have sole voting and investment power with regard to the shares shown, unless otherwise indicated.

NAME AND ADDRESS                          NUMBER OF SHARES     PERCENT OF
OF BENEFICIAL OWNER                     BENEFICIALLY OWNED/1/  CLASS/1//2/
--------------------------------------  ---------------------  ----------
Gary J. Arnold                                     0                0.0%
5440 Azure Way
Sarasota, Florida  34242

Gary D. Bell                                 194,994 /3//7/         2.6%
365 Oak Place
Port Orange, Florida  32127

J. William Brandner                          332,890 /3//7/         4.5%
5029 Edgewater Drive
Orlando, Florida  32810

Thomas N. Grant                               28,360 /3/               *
200 South Orange Avenue
Orlando, Florida  32810

Marshall S. Harris                            30,128 /4//5//7/         *
5029 Edgewater Drive
Orlando, Florida 32810

Kevin L. Jackson                                  -0-               0.0%
2180 West S.R. 434, Suite 6150
Longwood, FL 32779

Lester Jacobs                                 21,075 /3/               *
656 Flamingo Drive
Apollo Beach, Florida 33572

Larry L. Johnson                             302,950 /5/            4.2%
10850-M Hanna Street
Beltsville, MD 20705

Terry J. Long                                387,193 /3//7/         5.2%
3133 Ad Art Road
Stockton, California 95215

Lou A. Papais                              1,128,771               15.5%
3133 Ad Art Road
Stockton, California 95215

William A. Retz                               21,075 /3/               *
280 South Ridley Creek Road
Media, Pennsylvania 19063

Robert M. Smither, Jr.                             0                0.0%
1450 South Dixie Highway
Boca Raton, FL  33432

J. Melvin Stewart                            597,394 /3//6//7/      8.0%
2201 Cantu Court
Sarasota, Florida  34232

Todd D. Thrasher                              40,631 /3//7/            *
5029 Edgewater Drive
Orlando, Florida  32810

All Executive Officers and Directors       3,091,235               38.8%
as a Group (14 persons)

*Represents less than 1% of the outstanding shares of Company Stock.
_______________________
  /1/ Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the
      "Exchange Act"), includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of securities within 60 days, including without limitation, the exercise of any option, warrant or conversion of a security.

  /2/ Based upon 7,318,464 shares of Company Stock issued and outstanding.

  /3/ Includes the following number of shares purchasable within 60 days of the record date upon exercise of employee stock options: Gary D. Bell 171,083 shares; J. William Brandner 138,915 shares; Thomas N. Grant 26,045 shares; Lester Jacobs 21,075 shares; Terry J. Long 105,000 shares; William A. Retz 21,075 shares; J. Melvin Stewart 127,339 shares; and Todd D. Thrasher 33,075 shares.

  /4/ Includes 28,576 shares held in a self-directed independent retirement account.

  /5/ Does not include the following shares issuable upon exercise of options not presently exerciseable: Marshall S. Harris 78,350 shares; Larry L. Johnson 100,000 shares.

  /6/ Includes: (a) 320,250 shares held in a voting trust among Mr. Stewart, his six children and a trust for the benefit of a grandchild which has a term of 10 years commencing May 19,1998 and under Mr. Stewart serves as sole trustee and has full voting power with respect to such shares; (b) 123,751 shares held in a trust of which Mr. Stewart is the sole trustee and beneficiary; and (c) 17,872 shares held in a trust of which he is the sole trustee and the sole beneficiary is his spouse, Nancy W. Stewart.

  /7/ Includes the following shares allocated to the following persons' accounts under the Company's 401(k) plan: J. William Brandner 9,937 shares; Gary D. Bell 1,218 shares; Marshall S. Harris 1,552 shares; Terry J. Long 545 shares; J. Melvin Stewart 8,309 shares; and Todd D. Thrasher 1,130 shares.

      As of September 27, 1999, the Company did not know of any arrangement, including any pledge by any person of securities of the Company, the operation of which may result at a subsequent date in a change in control of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and regulations thereunder require the Company's executive officers and directors and certain persons who own more than 10% of Company Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors, and certain persons owning more than ten percent of Company Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based on its review of the copies of such forms received by it and written representations from each such person who did not file an Annual Statement of Changes in Beneficial Ownership on Form 5 that no Form 5 was due, and except as reported in prior proxy statements, the Company believes that all filing requirements applicable to such persons have been complied with in fiscal 1999 and prior years.


                                 PENSION PLANS

The Display Technologies, Inc. 401(k) profit sharing plan covers all employees with more than six months of service and allows employees to defer up to 15% of their income and contribute to the plan. The Company contributes to the plan at a discretionary matching rate of 50% of the first 6% contributed by the employee. Company contributions are in the form of the Company's common stock.


                            EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table provides certain summary information concerning compensation paid by the Company to or on behalf of certain of our executive officers during the fiscal year ending June 30, 1999 and the two preceding fiscal years. The officer group, referred to as the named executive officers, is composed of J. William Brandner, the President and Chief Executive Officer, and the four other most highly compensated executive officers, determined as of June 30, 1999:

                           SUMMARY COMPENSATION TABLE

==================================================================================================================================
NAME AND                YEAR                   ANNUAL COMPENSATION/1/                       LONG-TERM COMPENSATION         ALL
PRINCIPAL                                                                                                                 OTHER
POSITION                                                                                                                   COM-
                                                                                                                          PENSA-
                                                                                                                          TION
                                                                                                                          ($)/3/
                                    ------------------------------------------------------------------------------------
                                      Salary         Bonus/2/          Other             Awards                 Payout
                                       ($)             ($)             Annual
                                                                        Com-
                                                                       pensa-
                                                                        tion
                                                                         ($)
                                                                                       ---------------------------------
                                                                                         Restricted     Options    LTIP
                                                                                           Stock         /SARs     Pay-
                                                                                          Awards(s)       (#)      outs
                                                                                            ($)                    ($)
==================================================================================================================================
J. William              1999            209,950        46,360            -0-                -0-                     -0-     6,994
Brandner,
President and Chief     1998            189,535        40,830            -0-                -0-           -0-       -0-     6,298
Executive Officer
                        1997            175,000        29,070            -0-                -0-           -0-       -0-     5,686
----------------------------------------------------------------------------------------------------------------------------------
J. Melvin Stewart,      1999            197,919        29,248            -0-                -0-                     -0-     6,376
Chairman of the
Board                   1998            183,384        28,976            -0-                -0-           -0-       -0-     5,936

                        1997            170,000        26,786            -0-                -0-           -0-       -0-     5,502
----------------------------------------------------------------------------------------------------------------------------------
Terry J. Long,          1999            175,000           -0-            -0-                -0-           -0-       -0-     5,205
President of Ad Art
Electronic Sign         1998             63,288           -0-            -0-                -0-       105,000       -0-     1,899
Corporation
                        1997                -0-           -0-            -0-                -0-           -0-       -0-       -0-
----------------------------------------------------------------------------------------------------------------------------------
Marshall S. Harris,     1999            141,346           -0-            -0-                -0-        78,750       -0-     1,750
Vice President,
General Counsel &       1998                -0-           -0-            -0-                -0-           -0-       -0-       -0-
Secretary
                        1997                -0-           -0-            -0-                -0-           -0-       -0-       -0-
----------------------------------------------------------------------------------------------------------------------------------
Todd D. Thrasher,       1999             80,429        25,058            -0-                -0-           -0-       -0-     2,789
Vice President and
Treasurer (CFO)         1998             61,731        20,858            -0-                -0-           -0-       -0-     2,165

                        1997             29,000           -0-            -0-                -0-        31,500       -0-       870
==================================================================================================================================

________________________
  /1/ Excludes (a) benefits generally available to all employees on a nondiscriminatory basis and (b), except as described in Note (3) below, the following (which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus earned by the named individuals for the 1999 Fiscal Year): (i) automobile maintenance expenses paid to or on behalf of the named individual by the Company; and (ii) the cost to the Company of personal use by the named individuals of automobiles owned or leased by the Company.

  /2/ Includes as awards under the senior management incentive plan: (a) with respect to Mr. Brandner, 5,887 shares of Company Stock having a per share value of $3.94 as of the June 30, 1999 award date and for 1998 6,049 shares of Company Stock having a per share fair market value of $3.38 as of the June 30, 1998 award date; (b) with respect to Mr. Stewart, for 1999 3,714 shares of Company Stock having a per share value of $3.94 as of the June 30, 1999 award date and for 1998 4,293 shares of Company Stock having a per share fair market value of $3.38 as of the June 30, 1998 award date; and (c) with respect to Mr. Thrasher, for 1999 3,182 shares of Company Stock having a per share value of $3.94 as of the June 30, 1999 award date and for 1998 3,090 shares of Company Stock having a per share value of $3.38 as of the June 30, 1998 award date.

  /3/ Represents Company contributions to the 401(k) accounts of the named executive officers.

STOCK OPTIONS GRANTED

The following table contains information concerning the grant of stock options during fiscal 1999 to the named executive officer.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS
                               -----------------

=======================================================================================================
NAME                     NUMBER OF        % OF TOTAL       EXERCISE      EXPIRATION          GRANT
                         SECURITIES       OPTIONS          OR            DATE                DATE
                         UNDERLYING       GRANTED          BASE PRICE                        PRESENT
                         OPTIONS GRANTED  TO EMPLOYEES     ($/SH)                            VALUE
                                          IN FISCAL YEAR                                      ($)/2/
=======================================================================================================
Marshall S. Harris/1/             78,750            14.4%        $3.39   August 28, 2008/1/  $72,750/2/

=======================================================================================================

----------------------
  /1/ The agreement under which the options were granted provides that when the options become exerciseable as provided in the agreement, they will remain exerciseable for a period of time equal to the earlier of five years following the August 28, 1998 grant date or August 28, 2008.

  /2/ The "grant date present value" is based upon the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, the executive may realize upon exercise of the option will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by the executive will be at or near the value estimated by the Black-Scholes model. The principal assumptions incorporated into the valuation model by the Company are as follows: (i) dividend yield of 5%,
      (ii) expected volatility of 40%, (iii) risk-free interest rate of 6%, and
      (iv) expected life of 7 years. No assumptions were made regarding nontransferability or risk of forfeiture. The assumptions chosen materially impact the resulting valuations.

OPTION/SAR EXERCISES AND HOLDINGS

The following table provides information with respect to the named executive officers concerning the exercise of options and/or stock appreciation rights ("SARs") during the last fiscal year and the number of unexercised options and SARs held as of the end of the fiscal year.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
                   AND FISCAL YEAR-END OPTION AND SAR VALUES

==========================================================================================
                                                                NUMBER OF
                                                               SECURITIES      VALUE OF
                                                               UNDERLYING     UNEXERCISED
                                                              UNEXERCISED    IN-THE-MONEY
                                        NUMBER                OPTIONS/SARS   OPTIONS/SARS
                                       OF SHARES     VALUE      AT FY-END      AT FY-END
                                      ACQUIRED ON  REALIZED
               NAME                    EXERCISE       ($)     EXERCISABLE/   EXERCISABLE/
                                                              UNEXERCISABLE  UNEXERCISABLE
==========================================================================================
J. William Brandner, President and        113,447  $509,377       138,915/0     $466,366/0
Chief Executive Officer
------------------------------------------------------------------------------------------
J. Melvin Stewart                          60,000  $265,650       211,399/0     $698,162/0
Chairman of the Board
==========================================================================================

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

Each of the Company's employment agreements with its named executive officers contains confidentiality and noncompetition provisions effective during the term of the agreement and for a period following termination of employment. Certain of the employment agreements also provide for indemnification of the executive to the maximum extent permitted by Nevada law or the Company's Bylaws, whichever is greater, and for the payment by the Company of any expense of the executive incurred in enforcement proceedings with respect to his employment agreement if he is successful.

     J. William Brandner. The Company is party to an employment agreement with Mr. Brandner under which he serves as President and Chief Executive Officer of the Company. The agreement is extended automatically for one-year periods each April 28 unless the Company or Mr. Brandner provides written notice to the contrary not less than six months prior to the extension date. The agreement provides that Mr. Brandner is to receive an annual base salary of not less than $150,000. Mr. Brandner presently receives $233,130 base salary per year. The agreement also provides for the payment of severance in the event the Company elects to terminate the agreement without cause. Should either the Board of Directors or the Chairman of the Board deliver written notice of termination without "cause" (as defined in the employment agreement) to Mr. Brandner, then his employment agreement will be terminated effective not less than 60 days from the date of such notice and after termination the Company will be required to pay Mr. Brandner an amount equal to 200% of his base salary (defined as total annual cash salary excluding bonuses) then in effect. Any such severance payments, less required withholdings, are to be made in equal installments corresponding to what would have been Mr. Brandner's regular pay dates and amounts.

     Marshall S. Harris. The Company is party to an employment agreement with Mr. Harris under which he serves as Vice President and General Counsel of the Company for a three-year term that commenced on September 1, 1998 and which is renewable for successive one-year terms thereafter unless either party gives notice to the other of its election not to renew the agreement not later than 120 days prior to the expiration of the initial term or any renewal term. The agreement provides that Mr. Harris is to receive an annual base salary of not less than $175,000 per year. Mr. Harris presently receives $190,000 base salary per year. The agreement provides that he is to participate in the Company's senior management incentive plan commencing with the fiscal year ending June 30, 2000. The agreement also provides that if Mr. Harris' employment is terminated other than for cause, death or disability, he will be entitled to receive an amount equal to the greater of 100% of his base salary then in effect or the base salary that would otherwise have been payable to him for the remainder of the employment term then in effect.

     Terry J. Long. The Company and Ad Art Electronic Sign Corporation are parties to an employment agreement under which Mr. Long serves as President of Ad Art. The agreement renews for one-year terms on each February 18 unless either the Company or Mr. Long elects not to renew by delivering written notice to the other party not later than 90 days prior to the renewal date. Mr. Long presently receives an annual base salary of $205,000. The agreement provides that Mr. Long be designated a participant under and participate in the Company's Senior Management Incentive Plan commencing with the fiscal year ending June 30, 2000. If Mr. Long's employment is terminated other than for cause, death or disability, he is entitled to receive severance in an amount equal to 66 2/3% of his base salary then in effect or the base salary that would otherwise have been payable to him for the remainder of the employment term.

     J. Melvin Stewart. J.M. Stewart Corporation, an indirect wholly-owned subsidiary of the Company, is party to an employment agreement with Mr. Stewart, under which he is to serve as President of each of J.M. Stewart Corporation and J.M. Stewart Industries, Inc. He presently receives a base salary of $212,528 per year over a two-year term that commenced in January 1999 and which is subject to automatic renewals for successive two-year terms thereafter unless either party provides written notice to the contrary not less than 30 days prior to the expiration of the renewal term. The agreement permits the Company to terminate his status as an officer and convert him to a consultant of the Company for a three-year period. In such status, Mr. Stewart would be required to work only 750 hours per year and would be entitled to 50 percent of his base salary. The agreement also allows Mr. Stewart to convert to semi-retired status for a period of three years and in such status to work part-time for the Company (1,200 hours per year) for compensation equal to 75% of his base salary for the first two years and 50% of his base salary for the remaining year.

Each of the above agreements of Messrs. Brandner, Harris and Stewart provides that in the event of a "Change of Control" (as defined below), the term of employment will be automatically renewed for a three-year term, the employee will be entitled to severance in the event of termination of employment other than for cause or death in an amount equal to the greater of 200% of his then annual base salary or his annual base salary for the remainder of the three-year term. The employment agreements define a "Change of Control" as having occurred when: (a) any person or any persons acting together as a "group" for purposes of
Section 13(d) of the Exchange Act consummates a tender offer, a plan of open-market purchases or an exchange offer for shares of Company Stock, or consummates a proxy solicitation, which, in the judgment of a majority of the members of the Board of Directors of the Company, is reasonably likely to permit such person or group to obtain control of a sufficient number of voting securities of the Company to elect a majority of the members of the Board of Directors of the Company; or (b) there occurs within any period of 12 consecutive months other than as the result of resignations or proxies solicited by, or votes cast by, management of the Company, (i) a change in 35% of the persons who, as of August 31, 1995, constituted the Board of Directors of the Company or (ii) an increase of 25% or more in the number of members of the Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation Philosophy. The Compensation Committee establishes and reviews the salaries and other compensation paid to the Company's executive officers. The Company's executive compensation policy as implemented by the committee is designed to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives who have the skills, experience and talents required to promote the short- and long-term financial performance and growth of the Company. The compensation policy is based on the principle that the financial rewards to the executives must be aligned with the financial interests of the shareholders of the Company. In this manner, the Company seeks to meet its ultimate responsibility to its shareholders.

The Company's executive compensation has three elements: base salary, annual incentive compensation and long-term incentive compensation. The following is a summary of the considerations underlying each element.

     Base Salary. The committee determines the salary ranges for each of the executive officer positions of the Company, based upon the level and scope of the responsibilities of the office and the pay levels of similarly positioned executive officers in comparable companies. The evaluation of the Chief Executive Officer is of paramount importance in setting base salaries of other executive officers. The comparison of compensation levels is based on surveys of various companies both within and outside the sign manufacturing industry. Certain of these companies are included in the peer group represented in the index used for stock performance comparisons elsewhere in this Proxy Statement under the caption "Comparison of Five-Year Cumulative Total Returns." The committee is satisfied that it has reasonably accurate information with respect to salary ranges for the surveyed companies.

The committee begins its annual compensation review in August, and it generally acts in the first quarter of each fiscal year to set the compensation of the Company's executive officers and review annual goals set for each executive.
The committee considers (i) the Company's performance as evidenced in changes in the price of the Common Stock during the year as compared to changes in its industry and the broader economic environment, (ii) the Chief Executive Officer's recommendations with respect to a particular officer, (iii) the officer's individual performance, (iv) any significant changes in the officer's level of responsibility, and (v) each officer's then-current salary within the range of salaries for such position. The committee includes significant qualitative components in evaluating the individual performance of each executive officer. These components include the officer's leadership, the accomplishment of goals set at the beginning of the year, teambuilding and motivational skills. They also include adaptability to rapid change and assimilation of new technical knowledge to meet the demands of the industry's customers. In this qualitative evaluation, the committee exercises its collective judgment as to the officer's contributions to the growth and success of the Company during the prior year and the expected contributions of such officer in the future. Generally, salary increases are made retroactive to July 1 of the current fiscal year.

     Annual Incentive Compensation. The senior management incentive plan calls for the establishment annually of an incentive pool to be distributed if four out of the following seven corporate goals are achieved: (1) consolidated operating income must increase a minimum of 15% over the prior fiscal year; (2) consolidated pre-tax income must increase a minimum of 15% over the prior fiscal year; (3) consolidated net income from continuing operations must increase a minimum of 15% over the prior fiscal year; (4) consolidated net income must increase a minimum of 15% over the prior fiscal year; (5) diluted earnings per share from continuing operations must increase a minimum of 15% over the prior fiscal year; (6) diluted earnings per share must increase a minimum of 15% over the prior fiscal year; and (7) the quoted closing price per share of the Company Stock at fiscal year-end must be 15% higher than the quoted closing price at the end of the previous fiscal year. For the 1999 fiscal year, the Company achieved the goals described in items (1) through (4) and (7) above.

The criteria for establishing the amount of the incentive pool is determined by the Compensation Committee at the beginning of each year. Each participant has specific individual goals based on his direct responsibilities and his contributions to the attainment of the corporate goals. These objectives are established at the beginning of each fiscal year by the Chief Executive Officer and submitted to the Compensation Committee for approval. The goals are communicated to the participants as the basis for making awards. Awards to participants are one-third in cash, one-third in newly issued shares of Company Stock and one-third as an adjustment of annual base salary.

The following awards were made under the senior management plan for the 1999 fiscal year:

======================================================================
                        CASH    NO. OF SHARES OF
PARTICIPANT             BONUS    COMPANY STOCK    BASE SALARY INCREASE
======================================================================
J. William Brandner    $23,180        5,887              $23,180

----------------------------------------------------------------------
J. Melvin Stewart      $14,624        3,714              $14,624

----------------------------------------------------------------------
Todd D. Thrasher       $12,529        3,182              $12,529

======================================================================

Shares of Company Stock included in the above awards were issued under the 1994 stock compensation plan. The number of shares issued was calculated on the basis of the $3.94 per share average of the high and low trade prices for the Company Stock on June 30,1999. The foregoing persons received the increases in their base salary effective July 1, 1999. The two named executive officers not included in the above table commence participating in the management incentive plan this fiscal year.

     Long-Term Incentive Compensation. The Compensation Committee believes that long-term incentive compensation in the form of stock options is the most direct way of making executive compensation dependent upon increases in shareholder value. The Company's stock option plans provide the means through which executive officers can build an investment in Company Stock which will align the officers' economic interest with the interest of shareholders. The value of stock options historically has increased as the result of increases in the price of the Company Stock, and such options are highly valued by employees. The committee believes that the granting of stock options has been a particularly important component of its success in retaining talented management employees.

The exercise price of each option has generally been the market price of the Company Stock on the date of grant. The committee believes that stock options give the Company's executive officers greater incentives throughout the term of the options to strive to operate the Company in a manner that directly effects the financial interest of the shareholders both on a long-term, as well as a short-term, basis.

In determining the number of options to grant to executive officers, the committee considers on a subjective basis the same factors as it does in determining the other components of compensation, with no single factor accorded special weight. The recommendation of the Chief Executive Officer is of paramount importance in determining awards to persons other than himself.

     Compensation of the Chief Executive Officer. In setting the compensation of Mr. Brandner, the Company's President and Chief Executive Officer, the Compensation Committee applied the quantitative, performance-based criteria of the senior management incentive plan described above. In determining the portion of the bonus pool under the plan to be allocated to Mr. Brandner, the committee considered such qualitative criteria as his management responsibilities, his efforts in aiding the Company in achieving the performance goals contained in the senior management incentive plan, and the results of his efforts in helping the Company increase profitable growth generally. The total compensation package of Mr. Brandner is designed to be competitive while creating awards for performance in line with the financial interests of our shareholders. The committee believes that the 1999 compensation package for Mr. Brandner was entirely consistent with this policy.

                    THE COMPENSATION COMMITTEE
                    October 1, 1999

                    Thomas N. Grant, Chairman     Lester Jacobs
                    William A. Retz               Robert M. Smither, Secretary

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

A line graph presentation appears below, showing a five-year comparison of the cumulative total return on Company Stock to the S&P 500 index, the Nasdaq Stock Market index and an index of peer group companies selected by the Company. The peer group consists of Daktronics, Inc., Trans-Lux Corporation, Mikohn Gaming Corporation, Trans-Industries, Inc. and Federal Sign Corp. The graph assumes $100 invested on June 30, 1994, in Company Stock and in each index, with the subsequent reinvestment of dividends on a quarterly basis.

               COMPARISON OF FIVE-YEAR CUMULATIVE RETURNS AMONG
         THE COMPANY, S&P 500 INDEX, NASDAQ INDEX AND PEER GROUP INDEX



                                    [GRAPH]



DATE        Company Stock  S&P 500 Index  Nasdaq Index  Peer Group
----        -------------  -------------  ------------  ----------
06/30/94        100.00         100.00        100.00       100.00
06/30/95         50.00         126.27        133.48        94.41
06/30/96         79.81         159.32        171.38       156.24
06/30/97        169.62         214.81        208.42       144.63
06/30/98        228.98         280.34        279.43       240.41
06/30/99        280.54         343.74        392.51       156.52

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ACQUISITION OF LOCKWOOD SIGN GROUP, INC.

On July 30, 1999, but effective as of July 1, 1999 for accounting purposes, the Company acquired Lockwood Sign Group, Inc., a commercial sign manufacturer with facilities located in Marietta, Georgia, Charlotte, North Carolina and the Washington D.C. area. Mr. Larry L. Johnson, a director since August 27, 1999 and a nominee for reelection as a director, received $1,387,000 cash and 302,950 shares of Company Stock for his 73% interest in Lockwood and is entitled to receive up to an additional 219,000 shares of Company Stock upon Lockwood's attainment of certain earnings levels for the 2000 fiscal year.

Following the Lockwood acquisition, the Company and Lockwood entered into an employment agreement with Mr. Johnson to serve as President and Chief Executive Officer of Lockwood. The agreement provides for a term of one year commencing July 30, 1999 and renews automatically for additional one-year terms thereafter, unless either Lockwood or Mr. Johnson provides written notice to the contrary not less than 90 days prior to the expiration of the term. Under the agreement, he receives an annual base salary of $165,000. For the fiscal year ending June 30, 2000, Mr. Johnson will be entitled to incentive compensation in an amount equal to 6% of Lockwood's annual net income in excess of $625,000, up to an amount equal to 50% of his annual base salary. If Mr. Johnson's employment is terminated other than for cause, disability or death, he is entitled to receive severance equal to the greater of 66 2/3% of his base salary or the base salary that would otherwise have been payable to him for the remainder of the employment term. The agreement provides that Mr. Johnson will be designated a participant under the Company's Senior Management Incentive Plan commencing with fiscal year ending June 30, 2001. The agreement also provides that the Company will use its best efforts to cause Mr. Johnson to nominated and elected as a Director of the Company.

The Company also granted Mr. Johnson options under its 1992 stock option plan to purchase up to 100,000 shares of Company Stock at the exercise price of $3.72, the fair market value per share of Company Stock on the August 27, 1999 grant date. The agreement under which the options were granted provides that certain conditions must be satisfied before the options become exerciseable.

PREFERRED STOCK OFFERING

On July 30, 1999, the Company completed a private sale of 50,000 shares of its authorized preferred stock designated as Series A Convertible Preferred Stock for gross proceeds of $5,000,000. The preferred stock is convertible into shares of Company Stock at the conversion price of $3.50 per share, subject to certain anti-dilution and other adjustments.

40,000 shares of the preferred stock were purchased by Raymond James Capital Partners L.P., and the remaining 10,000 shares were purchased 5,000 each by Renaissance Capital Growth & Income Fund III, Inc. and Renaissance U.S. Growth & Income Trust PLC. The Company also issued Raymond James and the two Renaissance entities warrants to purchase 120,000 shares, 15,000 shares and 15,000 shares, respectively, of Company Stock at any time prior to July 30, 2004 at the exercise price of $3.50 per share. The exercise price is subject to certain anti-dilution and other adjustments.

The Series A Preferred Stock pays dividends at the rate of 5.25% per year on the last day of March, June, September and December in each year and is required to be redeemed by the Company on July 30, 2004. The Series A Preferred Stock is entitled to a preference over Company Stock at liquidation at the liquidation price of $100 per share plus any accrued but unpaid dividends.

Holders of the Series A Preferred Stock are entitled to vote with holders of Company Stock as a single class on all matters on which holders of Company Stock are entitled to vote. Each share of preferred stock is entitled to the number of votes equal to the number of shares of Company Stock into which it is convertible.

Part of the proceeds from the preferred stock sale were used by the Company to finance part of the purchase price for Lockwood Sign Group, Inc.

AMERIVISION

Pursuant to an agreement dated June 28, 1999, the Company purchased 8,000 newly issued shares of convertible preferred stock from AmeriVision Outdoor, Inc. for $500,000. The preferred stock pays quarterly cumulative dividends at the rate of 9% per year. Upon the satisfaction of certain conditions, the preferred stock is convertible into common stock of AmeriVision at the price of $62.50 per share, which upon issuance would be equal to 80% of the outstanding common stock of AmeriVision. The Company also has the option, upon certain conditions, to purchase the remaining 20% of the common stock of AmeriVision.

Part of the proceeds of the preferred stock was used by AmeriVision to purchase the assets of AmeriVision Outdoor, LLC, a Nevada limited liability company. The Nevada company used $106,000 of such proceeds to partially repay loans of $182,000 from Terry L. Long, a director and executive officer of the Company.

The agreement between the Company and AmeriVision also provides that in consideration of payment of a management fee, the Company has the right to designate a representative to manage the day-to-day business operations of AmeriVision and to serve on its board of directors. The Company has designated Mr. Long to serve as such representative.

OHIO PARTNERSHIP

In June 1999, Ad Art Electronic Sign Corporation entered into a lease-purchase transaction with an Ohio partnership, pursuant to which the partnership leases from Ad Art an LED outdoor display board over a 60-month term for total lease payments of approximately $1 million. The partnership has advised Ad Art that it is in the process of consummating a transaction with a third party under which the third party will pay Ad Art the remainder of the price of the board and replace Ad Art as the lessor of the sign. Mr. Terry J. Long, a director and executive officer of the Company, is a 50% non-managing partner of the Ohio partnership.

SALE OF CONVERTIBLE DEBENTURES

On March 2, 1998, the Company issued and sold to each of Renaissance Capital Growth & Income Fund III, Inc. and Renaissance U.S. Growth & Income Trust PLC $1,750,000 principal amount of the Company's 8.75% Convertible Debentures Due March 2, 2005. The debentures are convertible into shares of Company Stock at the conversion price of $4.52 per share, subject to certain anti-dilution and other adjustments. The Company also simultaneously issued to each of the Renaissance entities warrants to purchase up to 100,000 shares of Company Stock at any time prior to March 2, 2005. The present exercise price of these warrants is $4.32 per share, which price is also subject to certain anti-dilution and other adjustments.

The proceeds from the sale of the debentures was used by the Company to pay the cash portion of the acquisition price of Ad Art Electronic Sign Corporation and to provide operating capital to Ad Art.

ACQUISITION OF AD ART ELECTRONIC SIGN CORPORATION

On February 18, 1998, the Company acquired Ad Art Electronic Sign Corporation ("Ad Art"), a commercial sign manufacturer located in Stockton, California. Mr. Lou A. Papais received 680,400 shares of Company Stock for his 40% interest in Ad Art and also received additional 453,600 shares of Company Stock upon Ad Art's attainment of certain earnings levels for the 1999 fiscal year. Mr. Terry
J. Long received 170,100 shares of Company Stock and cash of $600,000 for his 20% interest in Ad Art and also received 113,400 shares of Company Stock upon Ad Art's attainment of certain earnings levels for the 1999 fiscal year. The remaining 40% shareholders of Ad Art received cash of $2,400,000 for their interests.

Following the Ad Art acquisition, Ad Art entered into an employment agreement with Mr. Long to serve as president and chief executive officer of Ad Art. The agreement provides for a one-year term that commenced February 18,1998 and is extended automatically for additional one-year periods thereafter, unless Ad Art or Mr. Long provides written notice to the contrary not less than 90 days prior to the expiration of the initial one-year term or any extension thereof. Mr. Long receives a present base salary of $205,000 per year. Mr. Long is to participate in the Company's senior management incentive plan commencing the 2000 fiscal year. The agreement also provides for the payment of severance, in the event Ad Art elects to terminate his employment without cause, of the greater of the base salary that would otherwise be payable over the term of the agreement or two-thirds of his base salary.

The Company also granted Mr. Long options under its 1994 stock compensation plan to purchase up to 105,000 shares of the Company's Company Stock at the exercise price of $3.84 per share, the fair market value per share of Company Stock on the February 18, 1998 grant date. The options expire February 18, 2003.

Ad Art and Mr. Papais entered into a consulting agreement on February 18, 1998 for a period of three years for an annual consulting fee of $100,000. Under the terms of the agreement, Mr. Papais is required to devote a minimum of three days per week to the business of Ad Art.


                                  PROPOSAL 2
                   APPROVAL OF THE 1999 STOCK INCENTIVE PLAN

The Board of Directors has adopted the 1999 Stock Incentive Plan and directed that it be submitted to the shareholders for their approval at the annual meeting. Under Nevada corporate law, approval of the plan requires the affirmative vote of holders of a majority of the Company's shares entitled to vote at the annual meeting. The purpose of the 1999 Stock Plan is to align the financial interests of the Company's officers and other key employees with those of the shareholders by encouraging and enabling the acquisition of financial interests in the Company.

No additional options are available for grant under the Company's 1988 Stock Plan; only options for 398,623 shares are available for grant under the 1992 Stock Option Plan and only options for 175,487 shares are available for grant under the 1994 Stock Compensation Plan. Additionally, none of the present stock plans permits the granting of incentive stock options, or ISOs, to employees. The Board of Directors believes that it is in the best interests of the Company and its shareholders that a greater number of shares of Company Stock be available for grants of stock or option awards to employees, and for the Company to have the ability to grant ISOs to its employees.

If the 1999 Stock Plan is approved by shareholders at the 1999 annual meeting, the 1988, 1992 and 1994 plans will be terminated and no further awards will be granted under those plans to employees. However, such termination will not affect employee stock options presently outstanding under those plans.

The following summary describes certain provisions of the 1999 Stock Plan, the full text of which is attached as Exhibit A:
                                  ---------

Under the 1999 Stock Plan, the Compensation Committee, which will administer the plan, may grant options to purchase Company Stock or direct awards of Company Stock to employees, directors or other persons providing services to the Company or any of its subsidiaries. Participants in the 1999 Plan will be those key employees, directors, officers and other individuals providing services to the Company or its subsidiaries who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to the success of the Company.

A maximum of 1,500,000 shares of Company Stock may be issued under the plan. Also, the following shares will be available for future grants:

     . Shares remaining under an option grant that terminates without having been fully exercised

     . Shares included in an award where cash is delivered to the participant in lieu of such shares

     .    Shares of restricted Company Stock that are forfeited to the Company

     .    Shares tendered by a participant as payment of the exercise price

     . Shares held back, or tendered by a participant in satisfaction of tax withholding requirements

     . Up to 500,000 shares, to the extent authorized by the Board of Directors, that are reacquired by the Company in the open market or in private transactions after the plan becomes effective

The maximum number of shares that may be issued directly as awards under the 1999 Stock Plan is limited to 33 1/3% of the total number of shares that may be issued under the plan. Not more than 50,000 shares may be issued as direct awards to any one individual during any fiscal year if such shares are intended to be "performance-based compensation" as that term is used in Section 162(m) of the Internal Revenue Code.

The 1999 Plan permits the granting of options intended to qualify as "incentive stock options" for federal income tax purposes. The benefit of ISOs to an employee is that payment of federal income tax by the employee on the difference between the exercise price and the value of the Company Stock at the time of exercise is deferred until the later date when the employee sells the shares. Further, depending on when the shares are sold, the employee may pay tax at the capital gain rate rather than the ordinary income rate. When an employee exercises an option that is not entitled to ISO treatment, i.e., a "nonqualified option," the employee is taxed on the gain at the ordinary income rate at the time of exercise. This tax burden often has the effect of causing the employee to have to immediately sell a portion of the shares acquired upon exercise to provide funds to pay the tax liability. The Company believes that its ability under the

1999 Plan to grant ISOs to employees will encourage them to retain ownership of more of their shares and for a longer period of time than is the case with nonqualified options.

At least two persons who are both "outside directors" within the meaning of
Section 162(m) of the Internal Revenue Code and "nonemployee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 will serve on the Compensation Committee. The committee will determine the officers and employees to whom grants are made, the number of shares subject to each option, and the terms of each grant. The committee may, however, delegate the authority to make option grants to one or more of its members or other persons unless such delegation would jeopardize the benefits of complying with Rule 16b-3 under the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code.

Options granted under the 1999 Stock Plan must have an exercise price of at least 100% of the fair market value of the Company Stock on the date of grant. Options granted under the 1999 Plan will become exercisable upon satisfaction of conditions established by the committee and will expire not more than 10 years from the date of grant. The committee also has the authority to impose vesting conditions, financial performance conditions and other conditions on options and shares of Company Stock issued as direct awards under the 1999 Plan. The committee may permit an optionee to surrender and exercise options for cancellation, receiving in exchange either shares of Company Stock, a new option, or both. The 1999 Plan does not permit the "repricing" of previously granted options. The Plan specifically prohibits the Committee from canceling and reissuing previously granted options.

The committee also has the authority to provide that options granted under the 1999 Plan may be transferred by will, by the laws of descent and distribution, or in compliance with a domestic relations order issued by court, to an immediate family member which includes only the optionee's spouse, child, grandchild, parent or a trust established for the benefit of such family member. The Compensation Committee will establish, from time to time, the conditions under which optionees may transfer options to immediate family members.

The Board of Directors or the Compensation Committee may terminate, suspend, or amend the 1999 Stock Plan at any time without the approval of shareholders unless such approval would be required to retain the benefits of Section 162(m) or Section 422 of the Internal Revenue Code. No such amendment, suspension or termination will affect a participant's right under outstanding awards unless the committee determines that the change is in the best interest of all participants.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the actual terms of the 1999 Stock Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company recommends that you vote FOR the proposal to approve the 1999 Stock Incentive Plan.

                                  PROPOSAL 3
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors of the Company has followed the recommendation of its Audit Committee and appointed the firm of BDO Seidman, LLP as our independent auditors for the fiscal year ending June 30, 2000. This appointment is subject to your ratification at the annual meeting. BDO has served as independent auditors of the Company since 1993, and management of the Company considers the firm to be well qualified. BDO has advised us that neither the firm nor any member of the firm has any direct or indirect financial interest, in any capacity, in the Company or any of our subsidiaries.

Representatives of BDO will have the opportunity to make a statement at the annual meeting, if they desire to do so, and will be otherwise available at the meeting to respond to appropriate questions from the shareholders.

If the shareholders do not ratify this appointment of BDO it will be reconsidered by the Board.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote FOR the proposal to ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the 2000 fiscal year.


                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

If you intend to submit either a nomination to the Board of Directors or a shareholder proposal and request its inclusion in the 2000 proxy statement and form of proxy, those submissions must be in writing and received by the Company no later than June 30, 2000.

If we have not received your submissions by that date, the nominations and shareholder proposals that are otherwise appropriate for consideration by the shareholders may nevertheless be presented to the shareholders at the 2000 annual meeting even if they do not appear in the proxy statement, but only if they have been submitted to the Company in writing in accordance with Article 1,
Section 3 of the Company's bylaws. The bylaws require submissions to be made in writing and received by us not less than 150 days prior to the anniversary of the prior annual meeting. Submissions should be sent by certified mail, return receipt requested, to 5029 Edgewater Drive, Orlando, Florida 32810.


                                 OTHER MATTERS

We do not know of anything else that will come before the annual meeting, including any adjournments of it, that has not been discussed in this proxy statement. If other matters properly come before the meeting, the persons named in the proxy card will vote your Company Stock in their discretion.

Orlando, Florida                             MARSHALL S. HARRIS
October 1, 1999                              Secretary

THE COMPANY'S 1999 ANNUAL REPORT, WHICH INCLUDES AUDITED FINANCIAL STATEMENTS, HAS BEEN MAILED TO SHAREHOLDERS OF THE COMPANY. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

                                   EXHIBIT A
                                   ---------



                          DISPLAY TECHNOLOGIES, INC.

                           1999 STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS

SECTION 1
     GENERAL...........................................................     1
     -------
          1.1    Defined Terms.........................................     1
          1.2    Purpose...............................................     1
          1.3    Effective Date and Duration of the Plan...............     1
          1.4    Administration........................................     1
          1.5    Shares Subject to the Plan............................     1
          1.6    Award Limitations.....................................     2
          1.7    Eligibility and Participation.........................     2
          1.8    Rules Applicable to Awards............................     2

SECTION 2
     OPTIONS...........................................................     5
     -------
          2.1    ISOs and NQOs.........................................     5
          2.2    Exercise Price........................................     5
          2.3    Exercise..............................................     5
          2.4    Payment of Option Exercise Price......................     5
          2.5    Time and Manner of Exercise...........................     5
          2.6    Settlement of Awards..................................     5

SECTION 3
     OTHER STOCK AWARDS................................................     6
     ------------------

SECTION 4
     EFFECT OF CERTAIN TRANSACTIONS....................................     6
     ------------------------------
          4.1    Changes In and Distributions with Respect to the
                 Stock.................................................     6
          4.2    Change in Control.....................................     6

SECTION 5
     COMMITTEE.........................................................     7
     ---------
          5.1    Administration........................................     7
          5.2    Powers of Committee...................................     7
          5.3    Delegation by Committee...............................     7
          5.4    Information to be Furnished to Committee..............     7

SECTION 6
     MISCELLANEOUS.....................................................     8
     -------------
          6.1    Conditions on Delivery of Stock.......................     8
          6.2    Amendment and Termination.............................     8
          6.3    Gender and Number.....................................     8
          6.4    Non-Limitation of the Company's Rights................     8
          6.5    Governing Law.........................................     8

APPENDIX A
     DEFINED TERMS..................................................... A - 1
     -------------

APPENDIX B
     FEDERAL INCOME TAX EFFECTS........................................ B - 1
     --------------------------

                          DISPLAY TECHNOLOGIES, INC.
                           1999 STOCK INCENTIVE PLAN

                                   SECTION 1
                                    GENERAL
                                    -------

     1.1  Defined Terms. Except where otherwise defined below, capitalized terms used in the Plan are defined in attached Appendix A, which is incorporated
                                               ----------
by reference.

     1.2 Purpose. The Plan has been established to: (a) strengthen the commonality of interests between the Company's employees and shareholders; (b) link effectively employee motivation and compensation with the Company's performance; (c) provide incentives and rewards for employees, directors, consultants and other persons to accomplish the Company's goals and objectives;
(d) offer a comprehensive and competitive total compensation program; and (e) attract and retain employees of high caliber and ability.

     1.3 Effective Date and Duration of the Plan. The Plan will become effective as of May 7, 1999 (the "Effective Date") and will be submitted to the Company's shareholders for approval at the 1999 annual meeting of shareholders; provided, however, that to the extent Awards are granted under the Plan prior to its approval by shareholders, such Awards will be contingent on approval of the Plan by the shareholders of the Company. The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no ISO may be granted under the Plan on a date that is more than 10 years following the Effective Date.

     1.4 Administration. The Committee has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to carry out the purposes of the Plan. Once an Award has been communicated in writing to a Participant, the Committee may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Committee expressly reserved the right to do so. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m)(4)(C) of the Code, the Committee will exercise its discretion consistent with qualifying the Award for such exception.

     1.5 Shares Subject to the Plan. Subject to the provisions of Section 4.1, a total of 1,500,000 shares of Stock have been reserved for issuance under the Plan. The following shares of Stock will also be available for future grants:

          (a) Shares remaining under an Award that terminates without having been exercised in full (in the case of an Award requiring exercise by a Participant for delivery of Stock);

          (b) Shares subject to an Award, where cash is delivered to a Participant in lieu of such shares;

          (c) Shares of Restricted Stock that are forfeited to the Company;

          (d) Shares of Stock tendered by a Participant as payment upon exercise of an Award;
          (e) Shares of Stock held back by the Committee, or tendered by a Participant, in satisfaction of tax withholding requirements;

          (f) Up to 500,000 shares of Stock, to the extent authorized by the Board, that are reacquired by the Company in the open market or in private transactions after the Effective Date; and

Stock delivered under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

     1.6 Award Limitations. Subject to the provisions of Section 4.1, shares of Stock for which Awards may be granted under the Plan will be subject to the following limitations:

          (a) The maximum number of shares of Stock that may be issued as Stock Awards will be 500,00 shares plus up to 33 1/3 % of shares reacquired by the Company pursuant to Section 1.5(f).

          (b) Not more than 50,000 shares of Stock may be subject to Stock Awards granted to any one individual during any one fiscal-year period (regardless of when such shares are deliverable) that are intended to be "performance-based compensation" as that term is used for purposes of Code section 162(m).

     1.7 Eligibility and Participation. The Committee will select Participants from among those key Employees, directors, officers and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

     1.8  Rules Applicable to Awards.

          (a) General Restrictions. Delivery of shares of Stock or other amounts
              --------------------
under the Plan will be subject to the following:

              (i) Notwithstanding any other provision of the Plan, the Company will have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including without limitation the requirements of the Securities Act of 1933) and the applicable requirements of any securities exchange or similar entity.

              (ii) To the extent that the Plan or Award Agreement provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

          (b) Performance Objectives. Where rights under an Award depend in
              ----------------------
whole or in part on attainment of performance objectives, actions by the Company that have an effect, however material, on such performance objectives or on the likelihood that they will be achieved will not be deemed an amendment or alteration of the Award unless accomplished by a change in the express terms of the Award or other action that is without substantial consequence except as it affects the Award.

          (c) Alternative Settlement. The Company retains the right at any time
              ----------------------
to extinguish rights under an Award in exchange for payment in cash, Stock (subject to the limitations of Sections 1.5 and 1.6) or other property on such terms as the Committee determines.

          (d) Transferability Of Awards. Except as the Committee otherwise
              -------------------------
expressly provides, Awards (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may not be transferred other than by will or by the laws of descent and distribution and, during a Participant's lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

          (e) Vesting, Etc. The Committee may determine the time or times at
              ------------
which an Award will vest (i.e., become free of restrictions) or become exercisable. Unless the Committee expressly provides otherwise, an Award requiring exercise will cease to be exercisable, and all other Awards to the extent not already fully vested will be forfeited, immediately upon the cessation (for any reason, including death) of the Participant's employment or other service relationship with the Company and its Affiliates.

          (f) Tax Withholding. All distributions under the Plan will be subject
              ---------------
to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan upon satisfaction of the applicable withholding obligations. The Committee, in its discretion and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan. A summary of the federal income tax effects, as of the Effective Date, of various types of Awards that may be granted under the Plan is attached as Appendix B.
                                                  ----------

          (g) Use of Shares. Subject to the overall limitation on the number of
              -------------
shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate, including the plans and arrangements of the Company or an Affiliate assumed in business combinations.

          (h) Dividends and Dividend Equivalents. An Award (including without
              ----------------------------------
limitation an Option Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee may establish, including the reinvestment of such credited amounts in Stock equivalents.

          (i) Payments. Awards may be settled through cash payments, the
              --------
delivery of shares of Stock, the granting of replacement Awards, or a combination thereof as the Committee may determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Affiliate will be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to services performed for that Affiliate by the Participant. Any disputes relating to liability of an Affiliate for cash payments will be resolved by the Committee.

          (j) Form and Time of Elections. Unless otherwise specified herein,
              --------------------------
each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, must be in writing filed with the Committee at such times, in such form and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee may require.

          (k) Agreement With the Company. Awards under the Plan will be subject
              --------------------------
to such terms and conditions, not inconsistent with the Plan, as the Committee in its sole discretion may prescribe. The terms and conditions of any Award to any Participant will be reflected in such form of written document as is determined by the Committee. A copy of such document will be provided to the Participant, and the Committee may, but need not require, that the Participant sign a copy of such document. Such document is referred to as an "Award Agreement" regardless of whether any Participant signature is required.

          (l) Action by the Company or an Affiliate. Any action required or
              -------------------------------------
permitted to be taken by the Company or any Affiliate will be by resolution of its board of directors, or by action of one or more members of its board (including a committee of the board) who is duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

          (m) Rights Limited. Nothing in the Plan is to be construed as giving
              --------------
any person the right to continued employment or service with the Company or its Affiliates, nor any rights as a shareholder except as to shares actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant. No Participant or any other person will, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever, including without limitation any specific funds, assets, or other property which the Company or any Affiliate, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant will have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate and nothing contained in the Plan will constitute a guarantee that the assets of the Company or any Affiliate will be sufficient to pay any benefits to any person.

          (n) Evidence. Evidence required of anyone under the Plan may be by
              --------
certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

          (o) Section 162(m). In the case of an Award intended to be eligible
              --------------
for the performance-based compensation exception under Section 162(m)(4)(C) of the Code, the Plan and such Award will be construed in a manner consistent with qualifying the Award for such exception.

                                   SECTION 2
                                    OPTIONS
                                    -------

     2.1 ISOs and NQOs. The grant of an Option entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under the Plan may either be ISOs or NQOs, as determined in the discretion of the Committee.

     2.2 Exercise Price. The Exercise Price of each Option granted will be established by the Committee or will be determined by a method established by the Committee at the time the Option is granted, except that the Exercise Price will not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

     2.3 Exercise. All Options will be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

     2.4 Payment of Option Exercise Price. The payment of the Exercise Price of Options will be subject to the following:

          (a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option is to be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

          (b) The Exercise Price will be payable in cash or by tendering, by either actual delivery or by attestation, shares of Stock acceptable to the Committee and valued at Fair Market Value as of the date of exercise, or in any combination thereof, as determined by the Committee.

          (c) The Committee may permit a Participant to elect to pay the Exercise Price by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

     2.5 Time and Manner of Exercise. Unless the Committee expressly provides otherwise:

          (a) An Option will not be deemed to have been exercised until the Company receives a written notice of exercise (in form acceptable to the Company) signed by the appropriate person and accompanied by any payment required under the Award; and

          (b) If the Option is exercised by any person other than the Participant, the Committee may require satisfactory evidence that the person exercising the Option has the right to do so.

     2.6 Settlement of Awards. Shares of Stock delivered pursuant to the exercise of an Option will be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement.

                                   SECTION 3
                               OTHER STOCK AWARDS
                               ------------------

     Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award and Performance Share Award will be subject to the following:

          (a) Such conditions, restrictions and contingencies as the Committee may determine; and

          (b) The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Award designated as intended to be "performance-based compensation" will be conditioned on the achievement of one or more Performance Measures. For Awards intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures will be made during the period required under Code section 162(m).

                                    SECTION 4
                         EFFECT OF CERTAIN TRANSACTIONS
                         ------------------------------

     4.1  Changes In and Distributions with Respect to the Stock.

          (a) Basic Antidilution Provisions. In the event of a stock dividend,
              -----------------------------
stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Committee will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Sections
1.5 and 1.6, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

          (b) Certain Other Adjustments. The Committee may also make adjustments
              -------------------------
of the type described in paragraph (a) above to take into account distributions to common stockholders other than stock dividends or normal cash dividends, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or in any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; provided, that no such adjustment shall be made to an Award intended to be eligible for the performance-based exception under Section 162(m)(4)(C) of the Code, except to the extent consistent with that exception.

     4.2 Change in Control. Subject to the provisions of Section 4.1 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

          (a) All outstanding Options will become fully exercisable.

          (b) All Stock Units, Restricted Stock, Restricted Stock Units and Performance Shares will become fully vested.

                                   SECTION 5
                                   COMMITTEE
                                   ---------

     5.1 Administration. The authority to control and manage the operation and administration of the Plan will be vested in the Committee in accordance with this Section 5. The Committee will be selected by the Board, and will consist solely of three or more members of the Board who are not employees. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

     5.2 Powers of Committee. The Committee's administration of the Plan will be subject to the following:

          (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Participants those persons who will receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions and other provisions of such Awards, and to cancel or suspend Awards. However, the Committee will not have the power or authority to cancel and reissue Option Awards.

          (b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

          (c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

          (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan will be final and binding on all persons.

          (e) In controlling and managing the operation and administration of the Plan, the Committee will take action in a manner that conforms to the articles of incorporation and by-laws of the Company, and applicable state corporate law.

     5.3 Delegation by Committee. Except to the extent prohibited by applicable law or applicable stock exchange rules, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it unless such delegation would jeopardize the benefits of complying with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code. Any such allocation or delegation may be revoked by the Committee at any time.

     5.4 Information to be Furnished to Committee. The Company and the Affiliates will furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and the Affiliates as to an employee's or Participant's employment, termination of employment, leave of absence, re-employment and compensation will be conclusive on all persons unless determined by the Committee to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                   SECTION 6
                                 MISCELLANEOUS
                                 -------------

     6.1 Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares previously delivered under the Plan until: the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

     6.2 Amendment and Termination. Subject to the last sentence of Section 1.4, the Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment or termination will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Section 422 of the Code or for Awards to be eligible for the performance-based exception under Section 162 (m)(4)(C) of the Code.

     6.3 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     6.4 Non-Limitation of the Company's Rights. The existence of the Plan or the grant of any Award shall not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.

     6.5 Governing Law. The Plan will be construed and interpreted in accordance with the laws of the State of Florida.


                   _________________________________________

                                  APPENDIX A
                                 DEFINED TERMS
                                 -------------


     In addition to the other definitions contained in the Plan, the following definitions shall apply:

     Affiliate. The term "Affiliate" means any corporation or other entity:

          (a) Owning, directly or indirectly, 50% or more of the outstanding Stock of the Company; or

          (b) In which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests; or

          (c) Designated by the Committee in which the Company has a significant interest, as determined in the discretion of the Committee.

     Award. The term "Award" means any of the following:

          (a) Options entitling the recipient to acquire shares of Stock upon payment of the exercise price. Each Option (except as otherwise expressly provided by the Committee consistent with continued qualification of the Option as a performance-based award for purposes of Section 162(m) of the Code, or unless the Committee expressly determines that such Option is not subject to
Section 162(m) of the Code or that the Option is not intended to qualify for the performance-based exception under Section 162(m) of the Code) will have an exercise price not less than the Fair Market Value of the Stock subject to the Option, determined as of the date of grant, except that an ISO granted to an Employee described in Section 422(b)(6) of the Code will have an exercise price not less than 110% of such Fair Market Value. The Committee will determine the medium in which the exercise price is to be paid, the duration of the Option, the time or times at which an option will become exercisable, provisions for continuation (if any) of option rights following termination of the Participant's employment with the Company and its Affiliates, and all other terms of the Option. No Option awarded under the Plan will be an ISO unless the Committee expressly provides for ISO treatment.

          (b) Stock subject to restrictions ("Restricted Stock") under the Plan requiring that the Stock be redelivered to the Company if specified conditions are not satisfied. The conditions to be satisfied in connection with any Award of Restricted Stock, the terms on which such Stock must be redelivered to the Company, the purchase price of such Stock, and all other terms shall be determined by the Committee.

          (c) Stock not subject to any restrictions under the Plan ("Unrestricted Stock").

          (d) A promise to deliver Stock or other securities in the future on such terms and conditions as the Committee determines.

          (e) Securities (other than Options) that are convertible into or exchangeable for Stock on such terms and conditions as the Committee determines.

          (f) Awards described in any of (a) through (e) above where the right to exerciseability, vesting or full enjoyment of the Award is conditioned in whole or in part on the satisfaction of specified performance criteria ("Performance Awards"). The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m)(4)(C) of the Code and Performance Awards that are not intended so to qualify.

     In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m) of the Code, the Committee shall in writing preestablish a specific performance goal (based solely on one or more qualified performance criteria) no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the award as performance-based under Code Section 162(m)(4)(C)). For purposes of the Plan, a qualified performance criterion is any of the following: (1) earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis), (2) return on equity, (3) return on assets, (4) revenues, (5) sales, (6) expenses, (7) one or more operating ratios,
(8) stock price, (9) stockholder return, (10) market share, (11) cash flow, (12) inventory levels or inventory turn, (13) capital expenditures, (14) net borrowing, debt leverage levels or credit quality, (15) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions or (16) any combination of the foregoing. The performance goals selected in any case need not be applicable across the Company, but may be particular to an individual's function or business unit. Prior to payment of any Performance Award intended to qualify as performance-based under Section 162(m)(4)(C) of the Code, the Committee will certify whether the performance goal has been attained and such determination will be final and conclusive. If the performance goal is not attained, no other Award will be provided in substitution of the Performance Award.

          (g) Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant. The terms of any such grant or loan shall be determined by the Committee.

Awards may be combined in the Committee's discretion.

     Board.  The term "Board" means the Board of Directors of the Company.

     Change in Control. The term "Change in Control" means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Board which occurs as follows:

          (a) Any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing 25 % or more of the total voting power of the Company's then outstanding stock.

          (b) A tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 and the corresponding SEC rules) is made for the stock of the Company. In case of a tender offer described in this paragraph
(b), the Change in Control will be deemed to have occurred upon the first to occur of (i) any time during the offer when the person (using the definition in (a) above) making the offer owns or has accepted for payment stock of the Company with 25 % or more of the total voting power of the Company's outstanding stock or (ii) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50 % or more of the total voting power of the Company's outstanding stock when the offer terminates.

          (c) Individuals who were the Board's nominees for election as directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

     Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

     Committee. The term "Committee" means a committee of the Board comprised solely of two or more persons who are both "outside directors" within the meaning of Section 162(m) of the Code and "nonemployee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. The Committee may delegate ministerial tasks to such persons (including Employees) as it deems appropriate.

     Company.  The term "Company" means Display Technologies, Inc.

     Employee. The term "Employee" means any person who is employed by the Company or an Affiliate.

     Exchange Act. The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     Exercise Price. The term "Exercise Price" means the price established by the Committee required to be paid to exercise an Option.

     Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock as of any date, the following rules apply:

          (a) If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the Fair Market Value as of the applicable date will be the closing sales price of the Stock on that date on the principal exchange on which the Stock is then listed or admitted to trading.

          (b) If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq stock market, then the Fair Market Value as of the applicable date will be the average between the highest bid and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

          (c)  If the date is not a business day, and as a result, paragraphs
(a) and (b) next above are inapplicable, the Fair Market Value of the Stock will be determined as of the last preceding business day. If paragraphs (a) and (b) next above are otherwise inapplicable, then the Fair Market Value of the Stock will be determined in good faith by the Committee.

     ISO. The term "ISO" means an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in Section 422(b) of the Code.

     NQO.  The term "NQO" means an Option that is not intended to be an ISO.
                                                  ---

     Option. The term "Option" means the right, for a specified period of time, to purchase shares of Stock from the Company at a specified price.

     Participant. The term "Participant" means an employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

     Performance Share Award. The term "Performance Share Award" means the grant of a right to receive shares of Stock or Stock Units that is contingent on the achievement of performance or other objectives during a specified period.

     Plan. The term "Plan" means the Display Technologies, Inc. 1999 Stock Incentive Plan as from time to time amended and in effect.

     Restricted Stock and Restricted Stock Unit Awards. The term "Restricted Stock Award" means the grant of shares of Stock, and a "Restricted Stock Unit Award" means the grant of a right to receive shares of Stock in the future, that is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

     Securities Act. The term "Securities Act" means the Securities Act of 1933, as amended.

     Stock.  The term "Stock" means shares of common stock of the Company.

     Stock Unit Award. The term "Stock Unit Award" means the grant of a right to receive shares of Stock in the future.

                                  APPENDIX B
                          FEDERAL INCOME TAX EFFECTS
                          --------------------------


                            Independent Tax Advice

     The following discussion is based on Federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the Federal income tax aspects of the Plan. A Participant may also be subject to state and local taxes in connection with the grant of Awards under the Plan. The Company suggests that Participants consult with their individual tax advisors to determine the applicability of the tax rules to the Awards granted to them in their personal circumstances.

     Under Federal income tax laws in effect as of the Effective Date of the Plan, Awards granted under the Plan will have the following tax consequences:

                            Incentive Stock Options

     The grant of an incentive stock option ("ISO") will not result in taxable income to the Participant. The exercise of an ISO will not result in taxable income to the Participant provided that the Participant was, without a break in service, an employee of the Company or an Affiliate during the period beginning on the date of the grant of the option and ending on the date three (3) months prior to the date of exercise (one year prior to the date of exercise if the Participant is disabled, as that term is defined in the Internal Revenue Code). If the Participant does not sell or otherwise dispose of the stock within two years from the date of the grant of the ISO or within one year after the transfer of such stock to him, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes. If the foregoing holding period requirements are not met, the Participant will generally realize ordinary income, and a corresponding deduction will be allowed to the Company, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. The excess of the fair market value of the shares at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the Participant's alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the Participant's alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the ISO exercise, the Participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

     The exercise of an ISO through the exchange of previously acquired stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of an NQO; that is, as a non-taxable, like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares to receive ISO treatment. Shares received in excess of the number of shares given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares received will have a basis equal to the amount of the cash. If a disqualifying disposition (a disposition before the end of the applicable holding period) occurs with respect to any of the shares received from the exchange, it will be treated as a disqualifying disposition of the shares with the lowest basis./1/

     If the exercise price of an ISO is paid with shares of stock of the Company acquired through a prior exercise of an ISO, gain will be realized on the shares given up (and will be taxed as ordinary income) if those shares have not been held for the minimum ISO holding period (two years from the date of grant and one year from the date of transfer), but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.

                             Non-Qualified Options

     The grant of a non-qualified option ("NQO") will not result in taxable income to the Participant. Except as described below, the Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

     The exercise of a NQO through the delivery of previously acquired stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange that are in excess of the number given up will be taxed to the Participant at the time of the exercise as ordinary income. The excess shares will have a new holding period for capital gains purposes and a basis equal to the value of such shares determined at the time of exercise.

     Neither the Participant nor the transferee will realize taxable income at the time of a non-arm's length transfer of a NQO as a gift. Upon the subsequent exercise of the option by the transferee, the Participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. Upon a subsequent disposition of the shares by the transferee, the transferee will generally realize short-term or long-term capital gain or loss, with the basis for computing such gain or loss equal to the fair market value of the stock at the time of exercise. If a Participant makes a gift of an option, and surrenders all dominion and control over the option, the gift should be complete for Federal gift tax purposes at the time of transfer and should be valued at that time (or, if later, at the time the option becomes vested). For gift and estate tax purposes, the gift of an option would generally cause the option (and the stock acquired by exercise) to be excluded from the Participant's estate. Special rules may apply if the Participant makes a gift of an Award to a charity or to a "living trust" under which the Participant retains the right to revoke the trust or substantially alter its terms.


_________________________

     /1/ Although the ISO regulations have been in proposed form for several years, and are not formally authoritative in the manner that final regulations would be, they generally form the basis for IRS interpretations relating to ISOs.

                               Performance Units

     A Participant who has been granted performance shares will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. The Participant will have compensation income at the time of distribution equal to the then fair market value of the distributed performance shares, and the Company will have a corresponding deduction.

                          Restricted and Other Stock

     A Participant who has been granted a restricted stock Award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a "substantial risk of forfeiture" for Federal income tax purposes. Upon the vesting of shares subject to an Award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period will also be compensation income to the Participant and deductible as such by the Company.

     A Participant may elect pursuant to section 83(b) of the Internal Revenue Code to have the income recognized and measured at the date of grant of restricted stock and to have the applicable capital gain holding period commence as of that date, as described below.

     A Participant who has been granted a stock Award that is not subject to a substantial risk of forfeiture for Federal income tax purposes (for example, bonus stock) will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction.

                            Section 83(b) Election

     If a Participant is granted shares of Stock that are subject to a substantial risk of forfeiture, recognition of income may be accelerated to the date of grant if the Participant files an election under Internal Revenue Code section 83(b). Such an election must be filed with the IRS not later than 30 days after the date the property was transferred (i.e., the date of grant), and may be filed prior to the date of transfer. A copy of the election should be filed with the Company. If such an election is properly filed in a timely manner: (i) the Company will be entitled to a deduction at the time of grant in an amount equal to the fair market value of the shares at the time of grant (determined without regard to forfeiture restrictions and other non-permanent restrictions), (ii) dividends paid to such holder during the restriction period will be taxable as dividends to such holder and not deductible by the Company, and (iii) there will be no further tax consequences when the restrictions lapse. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of grant. If a Participant who has made such an election subsequently forfeits the shares, the Participant will not be entitled to any deduction or loss. The Company, however, will be required to include as ordinary income the lesser of the fair market value of the forfeited shares or the amount of the deduction originally claimed with respect to the shares.

                          Deferred Delivery of Shares

     If delivery of stock pursuant to the settlement of an Award under the Plan is deferred to a date that is later than the regularly scheduled delivery date (by reason of the Participant filing a properly completed deferral form, or by reason of action of the Company, the Participant will recognize income at the time of distribution, in an amount equal to the then fair market value of the shares. However, if stock is subject to a substantial risk of forfeiture at the time of distribution, recognition of income will be deferred until the risk of forfeiture lapses. If the shares acquired pursuant to the exercise of an option are to be delivered following a specified period of deferral, recognition of income will be deferred until the end of the deferral period (or, if later, upon the lapse of any substantial risk of forfeiture applicable to the shares).

                             Withholding of Taxes

     Pursuant to the Plan, the Company may deduct, from any payment or distribution of shares under the Plan, the amount of any tax required by law to be withheld with respect to such payment, or may require the Participant to pay such amount to the Company prior to, and as a condition of, making such payment or distribution. Subject to rules and limitations established by the Committee, a Participant may elect to satisfy the withholding required, in whole or in part, either by having the Company withhold shares of Company common stock from any payment under the Plan or by the Participant delivering shares of Company common stock to the Company. Any election must be made in writing on or before the date when the amount of taxes to be withheld is determined. The portion of the withholding that is so satisfied will be determined using the fair market value of the Company common stock on the date when the amount of taxes to be withheld is determined.

     The use of shares of Company common stock to satisfy any withholding requirement will be treated, for Federal income tax purposes, as a sale of such shares for an amount equal to the fair market value of the stock on the date when the amount of taxes to be withheld is determined. If previously-owned shares of Company common stock are delivered by a Participant to satisfy a withholding requirement, the disposition of such shares would result in the recognition of gain or loss by the Participant for tax purposes, depending on whether the basis in the delivered shares is less than or greater than the fair market value of the shares at the time of disposition.

                               Change In Control

     Any acceleration of the vesting or payment of Awards under the Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Internal Revenue Code, which may subject the Participant to a 20% excise tax and which may not be deductible by the Company.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

To vote your shares for all Director nominees, mark the for box. To withhold voting for all nominees, mark the withhold box. If you do not wish your shares voted for a particular nominee follow the instructions below:

                                                                                     ______________________________________________
        VOTE ON PROPOSALS:                      For     Withhold All                 To withhold authority to vote for any
          1. Directors                          [ ]          [ ]                     individual nominee write number(s) of
          2. 1999 Stock Incentive Plan          For        Against       Abstain     nominee from reverse side.
                                                [ ]          [ ]           [ ]
          3. Ratification of appointment        For        Against       Abstain     Please date this proxy and sign exactly as
             of BDO Seidman LLP as              [ ]          [ ]           [ ]       your name(s) appear hereon:
             independent auditors                                                    X
                                                                                     ------------------------------
                                                                                     X
                                                                                     ------------------------------
                                                                                     Date:                , 1999
                                                                                     ------------------------------
                                                                                     PLEASE RETURN THIS PROXY AS PROMPTLY
          [__       Mailing Label     __]                                            AS POSSIBLE IN THE POSTPAID ENVELOPE
                                                                                     PROVIDED.


                       DISPLAY TECHNOLOGIES, INC.                          PROXY
                  5029 Edgewater Drive Orlando, Florida 32810

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gary D. Bell and Larry L. Johnson, and each of them, as proxies each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated hereon, all the shares of common stock of Display Technologies, Inc. held of record by the undersigned on September 26, 1999 at the Annual Shareholders Meeting to be held on November 18, 1999 at 9:30a.m., or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS

The following proposals are being submitted to the Shareholders:

A)  Election of 12 Directors of the Company for the following terms of office:

 1. Gary D. Bell (1 yr.)       4. Robert M. Smither, Jr. (1 yr.)   7. Larry L. Johnson (2 yrs.)       10. Terry J. Long (3 yrs.)

 2. Kevin L. Jackson (1 yr.)   5. Gary J. Arnold (2 yrs.)          8. William A. Retz (2 yrs.)        11. Lou A. Papais (3 yrs.)

 3. Lester Jacobs (1 yr.)      6. Thomas N. Grant (2 yrs.)         9. J. William Brandner (3 yrs.)    12. J. Melvin Stewart (3 yrs.)

B)  1999 Stock Incentive Plan

C)  Ratification of appointment of BDO Seidman LLP as independent auditors.

                       VOTE AND SIGN ON THE REVERSE SIDE